EXHIBIT 10 (a)

                                ADDENDUM NO. 3

                                    to the

                      QUOTA SHARE RETROCESSION AGREEMENT
                           Effective:  July 1, 2000

                         entered into by and between

                 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                                Dallas, Texas

                                     and

                         DORINCO REINSURANCE COMPANY
                              Midland, Michigan


 IT IS HEREBY AGREED, effective June 30, 2001, that paragraph B of ARTICLE 10
 - DEFINITIONS shall be deleted and the following substituted therefor:

      "B. The term "Underwriting Year" as used in this Agreement shall be defined as follows:

           1. The first Underwriting Year shall be the period from July 1, 2000 through September 30, 2001;

           2. Each subsequent 12-month period commencing on October 1 shall be considered a separate Underwriting Year.

           Those Policies with an inception, renewal or anniversary date during the Underwriting Periods within a given Underwriting Year shall be considered "attached" to that Underwriting Year. All premium attributable to, and all loss arising out of such Policies until expiration, cancellation, or next anniversary, whichever occurs first, will be ascribed to that Underwriting Year."

 IT IS FURTHER AGREED, effective July 1, 2001, with respect to policies issued or renewed on or after that date, that the fifth paragraph of ARTICLE 16 - EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF POLICY LIMITS (as amended by Addendum No. 2) shall be deleted and the following substituted therefor:

     "Notwithstanding the above, as respects any loss under policies attaching prior to July 1, 2001 which includes either Extra Contractual Obligations or Excess of Policy Limits or both, the Reinsurer's limit of liability for Extra Contractual Obligations and/or Excess of Policy Limits shall be limited to $2,000,000 each loss in addition to the indemnity loss. As respects any loss under policies attaching during the period from July 1, 2001 through September 30, 2001 and any loss under policies attaching to the second and subsequent Underwriting Years hereunder which include Extra Contractual Obligations and/or Excess of Policy Limits, the Reinsurer's limit of liability for Extra Contractual Obligations and/or Excess of Policy Limits shall be limited to $700,000 (i.e., 70% of $1,000,000) each loss in addition to the indemnity loss."

 IT IS ALSO AGREED, effective October 1, 2001, that the second paragraph of
 ARTICLE 3 - COMMENCEMENT AND TERMINATION shall be deleted and the following substituted therefor:

     "Either the Company or the Reinsurer shall have the right to terminate this Agreement as of 12:01 a.m., Central Standard Time, any January 1, April 1, July 1 or October 1, by giving 60 days prior notice in writing."

 IT IS ALSO AGREED, effective October 1, 2001, with respect to policies attaching to Underwriting Periods commencing on or after that date, that
 ARTICLE 2 - COVER (as amended by Addendum No. 2) shall be deleted and the following substituted therefor:

                                  "ARTICLE 2
                                   ---------
      COVER
      -----
      The Company will cede, and the Reinsurer will accept as reinsurance, a 70% share of all business reinsured hereunder.

      At the end of each Underwriting Period (as defined in Article 10), the Company may request that the quota share percentage applicable to Policies attaching during that Period be adjusted back to the beginning of the Period to a minimum of 55% or a maximum of 70%. Any such request shall be made as soon as practicable after the end of the Underwriting Period and be based solely on the Company's desire to achieve a certain net written premium to policyholders surplus ratio, not its loss ratio. Any and all retroactive quota share percentage adjustments must be agreed by the Reinsurer, which agreement will not be unreasonably withheld. The Reinsurer agrees to communicate to the Company its acceptance or rejection of the Company's request within two working days after receipt. In the event of a retroactive adjustment, the additional or return premium, ceding commission and paid losses shall be reflected in the Company's next monthly report.

      In no event shall the combined ceded net written premium and ceded collected net written premium hereunder for any Underwriting Year exceed $30,000,000.

      Notwithstanding the above, the Reinsurer shall have no liability for the amount by which incurred losses and loss adjustment expenses for any Underwriting Year is between 65% and 80% of ceded premium for the same Underwriting Year. This "loss ratio corridor" between 65% and 80% shall be held net and unreinsured by the Company, and in addition to its quota share retention set forth above."

 IT IS ALSO AGREED, effective October 1, 2001, that this Contract shall be amended as follows:

 1. Paragraph A of ARTICLE 7 - ACCOUNTS AND REMITANCES (as amended by Addendum No. 2) shall be deleted and the following substituted therefor:

      "A. Within 60 days following the end of each month, the Company will render a net account to the Reinsurer for the current Underwriting Year, segregated by Underwriting Period. Prior Underwriting Years having activity during the month will be accounted for separately in a similar manner. Such account will contain the following:

           1. Ceded net written premium (i.e., ceded gross written premium, including the Reinsurer's share of 100% of the collected Policy fees, less returns and cancellations), under non-Direct Bill Policies attaching to each Underwriting Period; plus

           2. Ceded collected net written premium (i.e., the portion of the ceded gross written premium, including the Reinsurer's share of 100% of the collected Policy fees, less returns and cancellations, which is actually received by the Company), under Direct Bill Policies attaching to each Underwriting Period; less

           3.   The ceding commission as provided for in this Agreement; less

           4. Loss and loss expense paid under Policies attaching to each Underwriting Period; plus

           5. Subrogation, salvage, or other recoveries attributable to Policies attaching to each Underwriting Period.

           Within 60 days following the end of the month the debtor party will remit to the creditor party any balance due.

           This account will also bear a notation advising of the following information, separately for each Underwriting Period:

           1. Outstanding loss and loss expense reserve at the end of the month;

           2.   The unearned premium reserve at the end of the month;

           3. Should loss attributable to an ISO catastrophe(s) be involved, the ISO number(s) and the paid loss and loss expense and the outstanding loss and loss expenses applicable."

 2. ARTICLE 8 - CEDING COMMISSION (as amended by Addendum No. 2) shall be deleted and the following substituted therefor:

                                  "ARTICLE 8
                                   ---------
      CEDING COMMISSION
      -----------------
      The Reinsurer will allow the Company a provisional ceding commission on ceded net written premiums as respects non-Direct Bill Policies and ceded collected net written premium as respects Direct Bill Policies as follows:

      A.   For the period from July 1, 2000 to March 31, 2001, 41.0%;

      B.   For the period from April 1, 2001 to June 30, 2001, 34.0%;

      C.   For the period from July 1, 2001 to September 30, 2001, 31.0%;

      D. As respects the second and subsequent Underwriting Years hereunder, 31.0%.

      Return commission shall be allowed on return premiums at the same rate for the same period."

 3. Paragraph B of ARTICLE 9 - COMMISSION ADJUSTMENT (as amended by Addenda Nos. 1 and 2) shall be deleted and the following substituted therefor:

      "B. The adjusted ceding commission shall be calculated as follows:

           1. As respects the first Underwriting Year calculation, the following shall apply:

                a. For the period from July 1, 2000 to December 31, 2000, if the ratio of losses incurred to premium earned is 64.5% or higher, then the adjusted ceding commission shall be 31.0%. If the ratio of losses incurred to premium earned is less than 64.5%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.5% or less. If the ratio of losses incurred to premium earned is greater than 64.5% or less than 54.5%, the difference between the actual loss ratio and 64.5% or 54.5%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

                b. For the period from January 1, 2001 to February 28, 2001, if the ratio of losses incurred to premium earned is 64.0% or higher, then the adjusted ceding commission shall be 31.0%. If the ratio of losses incurred to premium earned is less than 64.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.0% or less. If the ratio of losses incurred to premium earned is greater than 64.0% or less than 54.0%, the difference between the actual loss ratio and 64.0% or 54.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

                c. For the period from March 1, 2001 to March 31, 2001, if the ratio of losses incurred to premium earned is 69.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 69.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 41.0% at a loss ratio of 54.0% or less. If the ratio of losses incurred to premium earned is greater than 69.0% or less than 54.0%, the difference between the actual loss ratio and 69.0% or 54.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

                d. For the period from April 1, 2001 to June 30, 2001, if the ratio of losses incurred to premium earned is 65.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 65.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 34.0% at a loss ratio of 50.0% or less. If the ratio of losses incurred to premium earned is greater than 65.0% or less than 50.0%, the difference between the actual loss ratio and 65.0% or 50.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

                e. For the period from July 1, 2001 to September 30, 2001, if the ratio of losses incurred to premium earned is 65.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 65.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 31.0% at a loss ratio of 50.0% or less. If the ratio of losses incurred to premium earned is greater than 65.0% or less than 50.0%, the difference between the actual loss ratio and 65.0% or 50.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

           2. As respects the second and subsequent Underwriting Years hereunder, if the ratio of losses incurred to premium earned is 65.0% or higher, then the adjusted ceding commission shall be 26.0%. If the ratio of losses incurred to premium earned is less than 65.0%, then the adjusted commission shall be determined by adding one percentage point to the ceding commission for each percentage point reduction loss ratio subject to a ceding commission of 31.0% at a loss ratio of 60.0% or less. If the ratio of losses incurred to premium earned is greater than 65.0% or less than 60.0%, the difference between the actual loss ratio and 65.0% or 60.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation.

           Following termination of this Agreement any debit or credit carryforward remaining after the final adjustment of the concluding Underwriting Year will be null and void."

 The provisions of this Agreement shall remain otherwise unchanged.

 IN WITNESS WHEREOF the parties hereto have caused this Addendum to be executed by their duly authorized representatives at:

 Dallas, Texas, this ___________ day of ________________________, 20__.


                _______________________________________________________
                AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

 Midland, Michigan, this __________ day of _____________________, 20__.

                _______________________________________________________
                DORINCO REINSURANCE COMPANY